Exhibit 10.2

FIRST AMENDMENT TO DEVELOPMENT AGREEMENT

THIS FIRST AMENDMENT TO DEVELOPMENT AGREEMENT (this "Amendment") is made and entered into on June 27, 2018, by and among POPEYES LOUISIANA KITCHEN, INC., a Minnesota corporation ("PLKI"), CAMBRIDGE QUALITY CHICKEN, LLC, a Delaware limited liability company ("Existing Developer"), FRAYSER QUALITY, LLC, a Delaware limited liability company ("Frayser"), CAMBRIDGE CHICKEN HOLDINGS, LLC, a Delaware limited liability company ("Cambridge Chicken"; Frayser and Cambridge Chicken are collectively referred to herein as "New Developers"; Existing Developer and New Developer are collectively referred to herein as "Developers"), and MATT PERELMAN and ALEX SLOANE, each in his individual capacity (each, a ''Guarantor'').

WITNESSETH:
WHEREAS, PLKI and Existing Developer are parties to a Popeyes Louisiana Kitchen development agreement dated October 9, 2017 (as amended from time to time, the "Development Agreement"), pursuant to which PLKI granted Existing Developer the right to develop Popeyes Louisiana Kitchen restaurants (collectively, the "Restaurants"), in accordance with the terms and conditions set forth therein. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Development Agreement;

WHEREAS, Existing Developer has requested that PLKI modify the Development Schedule as well as the Development Area;

WHEREAS, Existing Developer has also requested that PLKI agree to join each New Developer as a "Developer" under the Development Agreement;

WHEREAS, PLKI is willing to (a) modify the Development Schedule as well as the Development Area, and (b) join each New Developer as a "Developer" under the Development Agreement, in each case, subject to the terms and conditions set forth in this Amendment.

NOW THEREFORE, in consideration of the mutual covenants and conditions herein contained, and other good valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.Effect of Amendment. This Amendment shall be attached to, incorporated in, and become a part of the Development Agreement. The terms and conditions stated in this Amendment, to the extent they are inconsistent with terms and conditions of the Development Agreement, shall prevail over the terms and conditions of the Development Agreement.

2.	Joinder of New Developers.

A.    By its signature below, each New Developer assumes and agrees to be bound by all of the terms, obligations, liabilities, covenants, representations, warranties and conditions of the Development Agreement, jointly and severally with Existing Developer, and assumes and agrees to be bound thereby as a "Developer", with the same force and effect as if such New Developer had originally executed the Development Agreement along with Existing Developer.

B.    Existing Developer acknowledges and agrees that each New Developer shall be deemed to a "Developer" under the Development Agreement.

C.    Each reference to "Developer" in the Development Agreement shall he deemed to include each New Developer.

2.Amendments to the Development Agreement. The Development Agreement is hereby as amended as follows:

A.    By deleting the clause (i) of Section 5.03. of the Development Agreement, and by substituting the following new clause (i):

i.    If Developer fails to comply with the Development Schedule for a certain Year, then Developer shall be obligated (upon notice from Franchisor) to pay to Franchisor an amount from Developer equal to the Franchise Fee Prepayment for the immediately following Year. For the avoidance of doubt, Developer will not be required to pay to Franchisor any Franchise Fee Prepayment for any other subsequent Year. By way of example only, if Developer does not achieve the Cumulative Net Opening Target for Year 2019, then Developer shall be obligated to pay to Franchisor an aggregate amount of $550,000, which is equal to the Franchise Fee Prepayment for Year 2020 (but Developer will not be required to pay to Franchisor the Franchise Fee Prepayment for Years 2021, 2022, or 2023). In the event Developer pays to Franchisor a Franchise Fee Prepayment for a certain Year and this Agreement is terminated during such Year, then (i) Developer shall have a credit for that portion of the Franchise Fee Prepayment that has not yet been applied by Franchisor for new Franchised Units, regardless of whether the Net Opening Target has been met for the Year in question, and (ii) if any portion of such credit remains unapplied by Developer within 12 months following the termination date of this Agreement, then such unapplied portion of the credit shall automatically expire (without any further action by or notice from Franchisor). By way of example only, suppose that as of September 1, 2019, (i) Developer has paid to Franchisor a Franchise Fee Prepayment of $550,000 for Year 2019; (ii) Developer has developed and opened two (2) new Franchised

Units; and (iii) Franchisor has applied $100,000 of the $550,000 Franchise Fee Prepayment for Year 2019 to those two (2) Franchised Units, leaving $450,000 of the Franchise Fee Prepayment that has not yet been applied. If Developer terminates this Agreement on September 1, 2019, Developer will have a credit of $450,000 to be applied to Franchise Fees payable by Developer to Franchisor for nine (9) new Popeyes restaurants to be developed by Developer in accordance with Franchisor's then-current standards and requirements for new restaurant development. Any portion of that $450,000 credit that, as of September 1, 2020, has not yet been applied to the Franchise Fees for new Popeyes restaurant development will automatically expire; and

B.    By adding the following new clause C. to Section 8.07. of the Development Agreement:

C.    Developer acknowledges and agrees that, notwithstanding anything in this Agreement to the contrary, (i) Developer shall have no right to request that PLKI assign or transfer any ROFR for any Popeyes Restaurant located in the Non-ROFR Territory (as defined on Exhibit "B"). and (ii) the terms and provisions set forth in this Section shall not apply to any Popeyes Restaurant located in the Non-ROFR Territory.

C.By deleting the Development Schedule chart set forth on Exhibit "A" attached to the Development Agreement, and by substituting the following new chart in lieu thereof:

YEAR (“Year”)	Cumulative Net Opening Target
Year 2018: Period beginning on the date of this Agreement and ending on December 31, 2018, subject to a cure period of 120 days	10
Year 2019: Period beginning on January 1, 2019, and ending on December 31, 2019	21
Year 2020: Period beginning on January 1, 2020, and ending on December 31, 2020	32
Year 2021: Period beginning on January 1, 2021, and ending on December 31, 2021	44
Year 2022: Period beginning on January 1, 2022, and ending on December 31, 2022	56
Year 2023: Period beginning on January 1, 2023, and ending on December 31, 2023	68
Year 2024: Period beginning on January 1, 2024, and ending on December 31, 2024	80
TOTAL	80

D.By adding the following to Exhibit "B" of the Development Agreement and the description of the non-exclusive Development Area set forth therein:

Columbus, MS DMA: The following counties and as shown on the map attached hereto as Schedule IX:

A.    Counties within the State of Mississippi: Calhoun, Chickasaw, Choctaw, Clay, Itawamba, Lee, Lowndes, Monroe, Montgomery, Noxubee, Oktibbeha, Pontotoc, Prentiss, Tishomingo, Union, Webster, Winston, Yalobusha

B.	Counties within the State of Alabama: Lamar

Greenwood, MS DMA: The following counties and as shown on the map attached hereto as Schedule X:

A.    Counties within the State of Mississippi:    Bolivar, Carroll, Grenada, Leflore, Sunflower, Tallahatchie, Washington

Hattiesburg, MS DMA: The following counties and as shown on the map attached hereto as Schedule XI:

A.    Counties within the State of Mississippi:    Covington, Forrest, Jasper, Jones, Lamar, Marion, Perry, Wayne

Jackson, MS DMA: The following counties and as shown on the map attached hereto as Schedule XII:

A. Counties within the State of Mississippi: Adams, Attala, Claiborne, Copiah, Franklin, Hinds, Holmes, Humphreys, Issaquena, Jefferson, Jefferson Davis, Lawrence, Leake, Lincoln, Madison, Pike, Rankin, Scott, Sharkey, Simpson, Walthall, Warren, Yazoo

Monroe, LA DMA: The following counties and as shown on the map attached hereto as Schedule XIII:

A.Counties within the State of Louisiana: Caldwell, Catahoula, Concordia, East Carroll, Franklin, Jackson, La Salle, Lincoln, Madison, Morehouse, Ouachita, Richland, Tensas, Union, West Carroll, Winn

B.	Counties within the State of Arkansas: Ashley, Union

The parties hereto acknowledge and agree that the portion of the Development Area consisting of the Columbus, MS DMA; the Greenwood, MS DMA; the

Hattisburg, MS DMA; the Jackson, MS DMA; and the Monroe, LA DMA (as reflected on Schedules IX through XIII attached hereto) is collectively referred to herein as the "Non-ROFR Territory".

E.By adding the following new paragraph to the very end of Exhibit "D" of the Development Agreement:

Developer acknowledges and agrees that, notwithstanding anything in this Agreement to the contrary, Developer shall have no right to request that PLKI assign or transfer any ROFR for any Popeyes Restaurant located in the Non-ROFR Territory, and (ii) the terms and provisions set forth in this Exhibit shall not apply to any Popeyes Restaurant located in the Non-ROFR Territory.

F.By attaching to the Development Agreement each of Schedule IX, Schedule X, and Schedule XI, Schedule XII, and Schedule XIII attached to this Amendment, in proper numerical sequence.

G.Exhibit "C" to the Development Agreement is hereby deleted, and the Lease Addendum shall no longer be required of Developers.

3.General Release. To induce PLKI to enter into this Amendment, each Developer (on behalf of itself and its parent, subsidiaries, affiliates and their respective past and present owners, officers, directors, shareholders, partners, agents and employees, in their corporate and individual capacities) and all other persons or entities acting on such Developer's behalf or claiming under such Developer (collectively, "Releasors") freely and without any influence, forever release and covenant not to sue PLKI and its subsidiaries, predecessors and affiliates and their respective past and present officers, directors, shareholders, agents and employees, in their corporate and individual capacities (collectively, "PLKI Releasees"), with respect to any and all claims, demands, liabilities and causes of action of whatever kind or nature, whether known or unknown, vested or contingent, suspected or unsuspected (collectively, "Claims"), that any of the Releasors now own or hold or may at any time have owned or held, including Claims arising under federal, state and local laws, rules and ordinances and Claims arising out of, or related to, this Amendment, the Development Agreement, any Restaurant, any real estate contracts or development agreements and all other agreements between any Releasors and any PLKI Releasees, the development or proposed development of any System unit, the sale of a franchise to any Releasors, the operation of any business using the System by any Releasors and/or performance by any PLKI Releasees of any obligations under any agreement with any Releasors. Each Developer (on behalf of itself and the Releasors) agrees that fair consideration has been given for this release and fully understands that this is a negotiated, complete and final release of all of Releasors' Claims. EACH DEVELOPER (ON BEHALF OF ITSELF AND THE RELEASORS) WAIVES ANY RIGHTS AND BENEFITS CONFERRED BY ANY APPLICABLE PROVISION OF LAW EXISTING UNDER ANY FEDERAL, STATE OR POLITICAL SUBDIVISION THEREOF WHICH WOULD INVALIDATE ALL OR ANY

PORTION OF THE RELEASE CONTAINED IN THIS AMENDMENT BECAUSE SUCH RELEASE MAY EXTEND TO CLAIMS THAT THE RELEASORS DO NOT KNOW OR SUSPECT TO EXIST IN THEIR FAVOR AT THE
TIME OF EXECUTION OF THIS AMENDMENT.

4.Ratification and Reaffirmation by Guarantors. Each Guarantor hereby acknowledges this Amendment and all of the transactions contemplated hereby. All the terms, provisions, covenants, representations, warranties, conditions and stipulations contained in each and every guaranty signed by such Guarantor in favor of PLKI (collectively, the "Guaranty"), and all of such Guarantor's obligations thereunder, are hereby ratified, reaffirmed and confirmed by such Guarantor in all respects, and each Guarantor admits the validity and enforceability of the Guaranty and agrees and admits that such Guarantor has no defense to or offset against any such obligation, all of which shall continue to apply with full force and effect to such Guarantor from and after the date of this Amendment.

5.    Miscellaneous.
A.By executing this Amendment, each party hereto, for such party and such party's respective successors, assigns, heirs, and representatives represent and warrant that their representations herein are true and correct and that each of them has the right and authority to enter into and to accept the terms and conditions of this Amendment.

B.The Development Agreement, this Amendment, and the documents referred to herein, constitute the entire, full, and complete agreement among the patties hereto concerning the subject matter hereof and supersede any and all prior agreements. No other representations have induced any party to execute this Amendment; and there are no representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein which are of any force or effect with reference to this Amendment or otherwise. No amendment, change, or variance from this Amendment shall be binding on either party unless executed in writing.

C.This Amendment shall be governed by the governing law and venue provisions set forth in the Development Agreement.

D.The Development Agreement shall remain in full force and effect (except as specifically amended herein), and each Developer shall continue to be bound by the duties, liabilities, and obligations set forth in the Development Agreement.

E.This Amendment may be executed in multiple counterparts, and each copy so executed and delivered shall be deemed to be an original. Any signature by e-mail or facsimile shall be binding. Each reference to "include" or "including" shall be deemed to be followed by "without limitation" or "but not limited to" whether or not they are followed by such phrases or words of like import.

IN WITNESS WHEREOF, the parties hereto intending to be legally bound hereby have executed this Amendment in duplicate on the day and year first written.

WITNESS:    POPEYES LOUISIANA KITCHEN, INC.

By:        /s/ Alexandra Williams
Name:    Alexandra Williams
/s/ C Michael    Title:    SR. ANALYST, FCM

[Signatures continue on following page.]

WITNESS:    DEVELOPERS:

CAMBRIDGE QUALITY CHICKEN, LLC

/s/ Lisa P. Simmons    By:        /s/ Matt Perelman
Name:    Matt Perelman
Title:    Co-President

/s/ Lisa P. Simmons    By:        /s/ Alex Sloane
Name:    Matt Perelman
Title:    Co-President

WITNESS:    FRAYSER QUALITY, LLC

/s/ Lisa P. Simmons    By:        /s/ Matt Perelman
Name:    Matt Perelman
Title:    Co-President

/s/ Lisa P. Simmons    By:        /s/ Alex Sloane
Name:    Matt Perelman
Title:    Co-President

WITNESS:    CAMBRIDGE CHICKEN HOLDINGS, LLC

/s/ Lisa P. Simmons    By:        /s/ Matt Perelman
Name:    Matt Perelman
Title:    Co-President

/s/ Lisa P. Simmons    By:        /s/ Alex Sloane
Name:    Matt Perelman
Title:    Co-President

WITNESS:    GUARANTORS:

/s/ Lisa P. Simmons    /s/ Matt Perelman
Matt Perelman

/s/ Lisa P. Simmons    /s/ Alex Sloane
Matt Perelman